SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 18, 2016

ROYALE ENERGY, INC.
(Exact name of registrant as specified in its charter)

California	0-22750	33-02224120
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3777 Willow Glen Drive
El Cajon, California 92019-4601
(Address of principal executive office)
Issuer's telephone number:  (619) 383-6600

Item 8.01  Other Events

Royale Tests First Rio Vista Well (CRC RVGU #8-1) at 1,275 MCF/D

Royale Energy, Inc. (OTCQB: ROYL) announced that, on October 13, 2016, the Company perforated and tested the CRC RVGU #8-1 at a stabilized rate of 1,275 Mcf per day on a 10/64” choke. Flow lines are being installed to a nearby pipeline with first production from the well anticipated by November 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALE ENERGY, INC.

Date: October 18, 2016	/s/ Jonathan Gregory
Jonathan Gregory, Chief Executive Officer